CONSENT AND AMENDMENT

This CONSENT AND AMENDMENT (this “Consent”) is dated as of September 24, 2019 and is entered into by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Borrower”), the financial institutions party to this Consent as Lenders, and CORTLAND CAPITAL MARKET SERVICES LLC, in its capacity as administrative agent and collateral agent (“Agent”).
RECITALS
WHEREAS, the Borrower, the Agent and certain financial institutions have entered into that certain Second Lien Term Loan Credit Agreement, dated as of March 15, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.11(c) of the Credit Agreement, the Borrower is required to prepay the Term Loans with the Net Proceeds of any Prepayment Event;

WHEREAS, Section 2.11(g) of the Credit Agreement provides that until the Discharge of the Senior Obligations, no prepayments with the Net Proceeds of a Prepayment Event shall be required to be made, except with respect to any portion of such Net Proceeds that have been declined or waived by the First Lien Term Loan Lenders;

WHEREAS, the consummation of the transactions contemplated by that certain Share Sale and Purchase Agreement dated as of August 16, 2019 among Cequent Bermuda Holdings Ltd, Horizon GBP Finance LLC and Horizon Euro Finance LLC, and Hayman Pacific BidCo Pty Ltd, (the “APAC Sale”) have resulted in a “Prepayment Event” under the Credit Agreement;

WHEREAS, the Borrower and its Subsidiaries and have received Net Proceeds from the Prepayment Event;

WHEREAS, certain First Lien Term Loan Lenders have requested that they be permitted to decline prepayments under the First Lien Term Loan Agreement (the “Declined Proceeds”);

WHEREAS, the Borrower has requested that the Lenders agree to waive the prepayment to which they would otherwise be entitled under Section 2.11(g) in the amount of the Declined Proceeds;

WHEREAS, the Borrower has requested that the Lenders party to this Consent agree to certain other amendments to the Credit Agreement;

WHEREAS, subject to the terms of this Consent, the Agent and Lenders party hereto have agreed to (i) amend the Credit Agreement as provided herein and (ii) waive the required prepayment in the amount of the Declined Proceeds.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Documents and this Consent, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Consent have the respective meanings set forth in the Credit Agreement.

ARTICLE II
RECITALS
The foregoing Recitals are hereby made as part of this Consent.

ARTICLE III
CONSENT AND AMENDMENTS
3.01Consent.
(a)The Lenders signatory hereto have agreed to waive the prepayment required pursuant to Section 2.11(g) with respect to the APAC Sale in the amount of the Declined Proceeds so long as the Declined Proceeds in the aggregate amount not exceeding $35,000,000 are applied solely to pay Loans under (and as defined in) the ABL Credit Agreement.
(b)The consent in this Section 3.01 shall be effective only to the extent specifically set forth herein with respect to the APAC Sale and shall not be construed as a waiver of any future right to any prepayment pursuant to Section 2.11 of the Credit Agreement.
3.02    Amendments.
Subject to the satisfaction of the conditions precedent specified in Section 6.01 below, but effective as of the Consent Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)The following definitions of “First Amendment” and “First Amendment Effective Date” are hereby added to the Credit Agreement in appropriate alphabetical order:
““First Amendment” means that certain Consent and Amendment to this Credit Agreement, dated as of September 24, 2019, among the Borrower, the Agent and the Lenders party thereto.
“First Amendment Effective Date” means the “Consent Effective Date” as set forth in the First Amendment.”
(b)The definition of “Consolidated EBITDA” is hereby amended by restating clause (a)(xiii) thereof as follows:
“(xiii) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (xiii) shall not exceed $10,000,000 in any four Fiscal Quarter period”,
(c)The definition of “Loan Documents” is hereby amended and restated in its entirety as follows:

“Loan Documents” means this Agreement, the Security Documents, the Intercreditor Agreements, the Fee Letter, the Agent Fee Letter, promissory notes, if any, executed and delivered pursuant to Section 2.09(e), and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Loan Party for the benefit of the Administrative Agent, the Lender Representative or any Lender in connection with this Agreement on the date hereof or after the date hereof, provided that any such document executed and delivered after the date hereof is expressly identified as a “Loan Document” therein.
(d)The Credit Agreement is hereby amended by replacing the text of each of Section 2.11(d) and Section 5.14 with “[Reserved]”.
(e)Section 2.11 (c) is amended in its entirety to read as follows:

“(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event after the First Amendment Effective Date, the Borrower shall, within three Business Days after such Net Proceeds are received (and, in the case of any event described in clause (e) of the definition of the term Pre-payment Event, on the date on which such Net Proceeds are received) prepay Borrowings of Loans in an aggregate amount equal to (x) in the case of any Prepayment Event (other than any event described in clauses (a) or (d) of the definition of the term Prepayment Event), 100% of such Net Proceeds, (y) in the case of any

Prepayment Event described in clause (a) of the definition of Prepayment Event, 100% of such Net Proceeds in excess of $5,000,000 in the aggregate after the First Amendment Effective Date, and (z) in the case of any event described in clause (d) of the definition of the term Prepayment Event, the Equity Contribution Percentage of such Net Proceeds.”
(f)The proviso at the end of Section 6.05(j) is hereby amended by replacing the text thereof with “provided that (i) no Event of Default shall have occurred and be continuing, (ii) all sales, transfers and other dispositions permitted by this clause (j) shall be made for fair market value, (iii) all sales, transfers and other dispositions permitted by this clause (j) above shall be for 100% cash consideration, and (iv) all Net Proceeds thereof in excess of $5,000,000 in the aggregate for all such sales, transfers and other dispositions after the First Amendment Effective Date shall be applied to prepay the Loans pursuant to Section 2.11(c) (subject to Section 2.11(g))”.
(g)The table in Section 6.13(a) of the Credit Agreement is hereby amended in its entirety as follows:

Fiscal Quarter	Secured Net Leverage Ratio
December 31, 2020	6.00 to 1.00
March 31, 2021	6.00 to 1.00
June 30, 2021 and each fiscal quarter ending thereafter	5.00 to 1.00

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to each Lender party hereto and the Agent, as of the date hereof as follows:

4.01    Authority. The execution, delivery and performance by the Borrower of this Consent, and the transactions contemplated hereby or thereby, have been duly authorized by all necessary action, and this Consent is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.02    No Defaults. No Default or Event of Default has occurred and is continuing.
4.03    Beneficial Ownership Certification. As of the date hereof, the information included in the Beneficial Ownership Certification (as defined in the Loan Agreement after giving effect to this Consent), if applicable, is true and correct in all respects.
ARTICLE V
ACKNOWLEDGEMENTS
Acknowledgements. Each Lender hereto hereby consents, acknowledges and agrees that on or about the date hereof, (i) the Borrower will repay loans under the ABL Credit Agreement in an amount of not less than $35,000,000 (without a permanent reduction in the commitments thereof) and (ii) no portion of the proceeds of the APAC Sale that are applied to the loans under the ABL Credit Agreement shall thereafter be deemed to constitute proceeds of any sale or transfer of property or assets.

ARTICLE VI
CONDITIONS PRECEDENT AND FURTHER ACTIONS
6.01    Conditions Precedent. The limited consent and amendments in Article III shall be deemed effective as of the date first set forth above when each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent and its counsel (such date, the “Consent Effective Date”):
(c)The Agent shall have received duly executed counterparts of this Consent which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Lenders party hereto;
(d)The Agent shall have received fully executed consents from each of the required lenders under the ABL Credit Agreement and First Lien Term Loan Credit Agreement approving the transactions contemplated hereby;
(e)The Borrower shall have paid all fees and expenses (provided that legal fees required to be paid as a condition precedent to the occurrence of the Consent Effective Date shall be limited to such legal fees as to which the Borrower have received a summary invoice) owed to and/or incurred by the Agent and the Lender Representative in connection with this Consent (including, without limitation, the legal fees of Milbank LLP and Holland & Knight LLP); and
(f)In connection with the APAC Sale, the Borrower shall have prepaid the First Lien Term Loans of each of the First Lien Term Lenders other than those consenting to Declined Proceeds.
ARTICLE VII
[RESERVED]

ARTICLE VIII
MISCELLANEOUS
8.01    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, Lenders, and their respective successors and assigns. The successors and assigns of the Loan Parties include, without limitation, their respective receivers, trustees, and debtors-in-possession.
8.02    Further Assurances. The Borrower hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Consent and the other Loan Documents.
8.03    Loan Document. This Consent shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.
8.04    Governing Law. THIS CONSENT AND, UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
8.05    Consent to Forum. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.09 of

the Loan Agreement. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
8.06    Severability. Wherever possible, each provision of this Consent shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Consent shall remain in full force and effect.
8.07    Entire Agreement. This Consent constitutes the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
8.08    Execution in Counterparts. This Consent may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Consent shall become effective on the Consent Effective Date. Delivery of a signature page of this Consent by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.
8.09    Costs and Expenses. The Borrower agrees to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Consent.
8.10    Reference to and Effect upon the Loan Documents. The Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and are hereby ratified and confirmed. In each case except as expressly provided in this Consent, the execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.
8.11    Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Balance of Page Intentionally Left Blank
Signature Pages Follow

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Consent and the parties have delivered this Consent, each as of the day and year first written above.

BORROWER: HORIZON GLOBAL CORPORATION, a Delaware corporation By: /s/ Jay Goldbaum Name: Jay Goldbaum Title: General Counsel, Chief Compliance Officer and Corporate Secretary

AGENT AND LENDERS: CORTLAND CAPITAL MARKET SERVICES LLC, as Agent By: /s/ Matthew Trybula Name: Matthew Trybula Title: Associate Counsel

CORRE PARTNERS MANAGEMENT, L.L.C., as a Lender Representative By: /s/ John Barrett Name: John Barrett Title: Managing Partner

Corre Opportunities Qualified Master Fund, LP, as a Lender By: /s/ John Barrett Name: John Barrett Title: Managing Partner

Corre Opportunities II Qualified Master Fund, LP, as a Lender By: /s/ John Barrett Name: John Barrett Title: Managing Partner

Corre Horizon Fund, LP, as a Lender By: /s/ John Barrett Name: John Barrett Title: Managing Partner

FIDELITY NATIONAL TITLE INSURANCE COMPANY, as a Lender By: /s/ Anthony L. Longi, Jr. Name: Anthony L. Longi, Jr. Title: Authorized Signatory

NEWPORT GLOBAL CREDIT FUND (MASTER) LP, as a Lender By: /s/ Anthony L. Longi, Jr. Name: Anthony L. Longi, Jr. Title: COO

NEWPORT GLOBAL OPPORTUNITIES FUND I-A LP, as a Lender By: /s/ Anthony L. Longi, Jr. Name: Anthony L. Longi, Jr. Title: COO

SIMON CHARITABLE PRIVATE LLC, as a Lender By: /s/ Karen A. Vereb Name: Karen A. Vereb Title: Secretary By: /s/ Mark A. Madeja Name: Mark A. Madeja Title: Assistant Secretary

PW FOCUS FUND LLC, as a Lender By: Parkwood LLC, Managing Member By: /s/ Karen A. Vereb Name: Karen A. Vereb Title: Secretary By: /s/ Mark A. Madeja Name: Mark A. Madeja Title: Vice President

SIMON MARKETABLE LP, as a Lender By: Parkwood LLC, General Partner By: /s/ Karen A. Vereb Name: Karen A. Vereb Title: Secretary By: /s/ Mark A. Madeja Name: Mark A. Madeja Title: Vice President

ULYSSES PARTNERS, LP, as a Lender By: /s/ Joshua Nash Name: Joshua Nash LLC, a General Partner Title: Joshua Nash, its Manager